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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       DONALDSON, LUFKIN & JENRETTE, INC.


                  DONALDSON, LUFKIN & JENRETTE, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

         1. The name of the Corporation is Donaldson Lufkin & Jenrette, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1959. The date of filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was May 25, 1999.

         2. This Certificate of Amendment sets forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation which was duly adopted by the unanimous written consent of the sole holder of all of the outstanding shares of common stock of the series designated Donaldson, Lufkin & Jenrette, Inc. - DLJ Common Stock, par value $.10 per share of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 228.

         3. Article First of the Amended and Restated Certificate of Incorporation is hereby amended in full to be and read as follows:


         "FIRST: The name of the corporation is Credit Suisse First Boston
(USA), Inc."



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         IN WITNESS WHEREOF, DONALD, LUFKIN & JENRETTE, INC. has caused this certificate to be signed by Lori M. Russo, its Secretary, and attested by Rhonda
G. Matty, its Assistant Secretary, this 6th day of November, 2000.


                                    DONALDSON, LUFKIN & JENRETTE, INC.


                                    By: /s/ Lori M. Russo
                                       ------------------------------
                                         Name:  Lori M. Russo
                                         Title:  Secretary

ATTEST:


By:    Rhonda G. Matty
   -------------------------------------
      Name:  Rhonda G. Matty
      Title: Assistant Secretary